Exhibit 10.34

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of January 25, 2013 (this “Agreement”), by and between IBC Funds, LLC a Nevada Limited Liability company (the “Buyer”), and the undersigned Sellers (individually, a “Seller” and collectively, the “Sellers”) of the 7% Convertible Senior Subordinated Notes Due 2016 (the “Notes”) issued by Cereplast, Inc. (the “Company”) pursuant to the Indenture dated as of May 24, 2011 (the “Indenture”), by and among the Company and Wells Fargo Bank, National Association, (the “Trustee”) for the purchase by the Buyer of certain interests in the Notes held by each of the Seller, as more fully described below.

RECITALS

WHEREAS, pursuant to the Indenture the Company issued to the Sellers its 7% Convertible Senior Subordinated Notes Due 2016 in the aggregate principal face amount of $10,665,000;

WHEREAS, as of the date of this Agreement (the “Effective Date”), the aggregate outstanding principal amount and accrued interest owed by the Company to the Sellers under the Notes is $        ;

WHEREAS, the Buyer has requested that each Seller sell to Buyer such amount of the principal amount of Notes (the “Purchased Principal”), as set forth on the attached Schedule A, from time to time;

WHEREAS, simultaneously herewith Buyer and the Company are entering into an Exchange Agreement pursuant to which Buyer shall exchange the Purchased Principal purchased hereunder (the “Exchange”) for convertible promissory notes of the Company, which, among other things, shall be convertible into shares of common stock of the Company (the “Convertible Notes”); and

WHEREAS, upon the terms and conditions set forth in this Agreement, the Seller proposes to sell, transfer and assign the Purchased Principal to the Buyer, and the Buyer agrees to purchase the Purchased Principal from the Seller, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE OF PURCHASED PRINICPAL

1.1 Purchase and Sale of Purchased Prinicpal. Subject to the terms and conditions set forth herein, the Sellers agree to sell, transfer and assign to the Buyer, severally and not jointly, and Buyer agrees to purchase an interest in the Notes, at such times and for such aggregate amounts, as follows:

Participation A in the amount of $330,000 on or before January 28, 2013

Participation B in the amount of $330,000 on or before March 28, 2013

Participation C in the amount of $330,000 on or before May 28, 2013

Participation D in the amount of $330,000 on or before July 28, 2013

Participation E in the amount of $330,000 on or before September 28, 2013

Participation F in the amount of $350,000 on or before November 28, 2013

The purchase price (the “Purchase Price”) of each Participation shall represent the aggregate principal amount, of the Notes, that is being purchased in such Participation. The attached Schedule B sets forth the portion of the Purchase Price payable to each Seller.

1.2 Closing of Sale of Purchased Principal. Each closing of the sale and purchase of the Purchased Principal (each a “Closing”) shall take place at 10:00 a.m., local time, on the dates set forth above in Section 1.1 of this Agreement at the offices of Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor, New York, New York or at such other time, place and date that the Seller and the Buyer may agree in writing (the “Closing Date”). On each Closing Date, upon payment to the Sellers of the Purchase Price of such Participation by the Buyer, the Sellers shall assign and transfer to the Buyer such Participation, as evidenced by a Participation Certificate in form similar to the form of Participation Certificate attached hereto as Exhibit A. Each Participation Certificate shall state the amount of the Purchase Price which is attributable to the portion of the outstanding principal balance of the Notes being purchased (the “Participant’s Principal”). It is understood and agreed that the transactions contemplated by this Agreement are sales and purchases of undivided interests in the Notes in consideration for Participant’s payments pursuant to Section 1.1. The sale and purchase contemplated hereby shall be without recourse by Buyer to Sellers of any nature whatsoever on account of any failure by the Company to make payment of any sum due under the Notes or otherwise to perform any covenant, condition or other obligation of the Company to be performed under the Indenture. Each Seller’s sole obligation to Buyer hereunder shall be to comply with its obligations hereunder.

1.3 Closing of Exchange. Simultaneously with the Exchange by Buyer of the Purchased Principal for a Convertible Note, the Company shall notify the Trustee of such Exchange and the principal balance of the Notes shall be reduced by an amount equal to Purchased Principal.

1.4 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Each of the Seller, severally and not jointly, represents and warrants to the Buyer, as of the date of this Agreement, as follows:

2.1 Existence and Power. The Seller is duly organized and validly existing under the laws of the jurisdiction of its formation and has the requisite power and authority to execute, deliver and perform its obligations hereunder.

2.2 Authorization. The execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary company action.

2.3 Binding Effect. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

2.4 Ownership of the Notes and Purchased Principal. The Note held by such Seller is free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description. The Seller has the sole and unrestricted right to sell and/or transfer the Purchased Principal. The Seller is conveying to Buyer all of its rights, title and interests to the Purchased Principal, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description. Upon transfer to the Buyer by the Seller of the Purchased Principal, the Buyer will have good and unencumbered title to the Purchased Principal, free and clear of any and all liens or claims.

2.5 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to each Seller, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Seller or any of Seller’s respectively properties or assets, the violation of which would have a material adverse effect upon such Seller, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of Seller’s properties or assets may be bound which would have a material adverse effect upon Seller.

2.6 No Affiliate Status. Seller is not and has not at any time been an Affiliate, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the Borrower.

2.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Seller in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Seller or any action taken by the Seller.

2.8 Information. Seller confirms that Buyer has made available to Seller and its representatives and agents, that Seller has had the opportunity to ask questions of Buyer and of the officers and management employees of Buyer and to acquire, such additional information about the business, financial condition of Buyer, and information about this transaction and Buyer’s agreements with the Company as Seller has requested, and all such information has been received.

2.9 Investigation by Seller. Seller acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants, as of the date of this Agreement, to the Seller as follows:

3.1 Existence and Power. Buyer is duly organized and validly existing under the laws of the jurisdiction of its formation; and has the requisite power and authority to execute, deliver and perform its obligations hereunder.

3.2 Authorization. The execution, delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary company action.

3.3 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to each of the Buyer, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Buyer or any of its properties or assets, the violation of which would have a material adverse effect upon the Buyer, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound which would have a material adverse effect upon each of the Buyer.

3.4 Binding Effect. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.5 Accredited Investor. The Buyer (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Buyer is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Buyer; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Buyer; and (iv) is in a financial position to hold the securities purchased hereunder for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company. The Buyer is acquiring the securities purchased hereunder for investment for the Buyer’s own account and not with a view to, or for resale in connection with, any distribution thereof.

3.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Buyer in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

ARTICLE IV

CONDITIONS PRECEDENT TO

THE OBLIGATIONS OF BUYER TO CLOSE

The obligation of the Buyer to purchase the Purchased Principal, to pay the purchase price therefore at each Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Buyer of the following conditions on or before each Closing Date:

4.1 Representations, Warranties and Covenants. The representations, warranties and covenants of the Seller contained herein shall be true and correct in all material respects on the date hereof and as of each Closing Date with the same force and effect as though made on and as of each such Closing Date, except for those representations and warranties that are expressly limited by their terms to dates or times other than each Closing Date, which representations and warranties need only be true and correct in all material respects as of such other date or time. The Seller shall have performed and complied in all material respects with all covenants and agreements required hereby to be performed or complied with by the Seller on or prior to each Closing Date.

4.2 No Orders. No Order shall have been issued or litigation initiated by any Governmental Authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

4.3 Bankruptcy. No bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

4.4 Failure to Comply with the Exchange Act. The Company shall be compliance with the reporting requirements of the Exchange Act of 1934, as amended; and shall be current in its filings with the Securities and Exchange Commission.

4.5 DWAC Eligibility. The Company’s common stock shall be DWAC eligible.

4.6 Authorized Shares. The Company shall have sufficient authorized and unissued shares of common stock to permit the conversion of the Convertible Notes into shares of common stock of the Company.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF

THE SELLER TO CLOSE

The obligations of the Sellers to sell and transfer the Purchased Principal and to perform any obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Seller, of the following conditions on or before the Closing Date:

5.1 Representations, Warranties and Covenants. The representations and warranties of the Buyer contained herein shall be true and correct in all material respects on the date hereof and as of each Closing Date with the same force and effect as though made on and as of each such Closing Date, except for those representations and warranties that are expressly limited by their terms to dates or times other than such Closing Date, which representations or warranties need only be true and correct in all material respects as of such other date or time. The Buyer shall have performed and complied in all material respects with all covenants and agreements required hereby to be performed or complied with by the Buyers on or prior to the Closing Date.

5.2 No Orders. No order shall have been issued or litigation initiated by any governmental authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VI

FORBEARANCE

6.1 Forbearance

(a) In reliance upon the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, during the term of this Agreement, the Sellers hereby agree to forbear from exercising, or causing the exercise of, their rights and remedies under the Indenture and the Notes or under applicable law solely in respect of or arising out of the failure of the Company to make certain interest payments due on December 1, 2012 for the period (the “Forbearance Period”) commencing on the date hereof and ending on the earliest to occur of (i) 6:00 p.m. (New York, New York time) on December 31st, 2013; and (ii) the occurrence of a Forbearance Termination Event. As used herein, the term “Forbearance Termination Event” shall mean: (i) the failure of the Buyer (or the Company) to make any required payment hereunder which failure is not remedied with ten (10) days of the due date of such payment; or (ii) the termination of this Agreement for any reason.

(b) Upon execution of this Agreement, the Sellers shall promptly notify the Trustee of the terms of this Agreement and direct the Trustee to forbear from exercising its rights during the Forbearance Period.

(c) Upon the termination of the Forbearance Period for any reason, the agreement of the Sellers to temporarily forbear from exercising their rights and remedies with respect to the failure of the Company to pay the Interest Payments shall immediately terminate ab initio and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Trustee and the Sellers to exercise, or cause the exercise of, all rights and remedies that the Sellers have under this Agreement, the Indenture (as amended or supplemented). The Company shall promptly inform the Trustee of the occurrence of a Forbearance Termination Event.

ARTICLE VI

MISCELLANEOUS

6.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

6.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Seller:

To the address listed on the signature page of each Seller

if to the Buyer:

IBC Funds, LLC

Attention:
Facsimile:

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

6.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

6.4 Amendment and Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Seller or the Buyer from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Seller and Buyer and (ii) only in the specific instance and for the specific purpose for which made or given.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.7 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

6.8 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

6.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6.10 No Public Announcement; No Disclosure. The parties shall not make any public announcement concerning this Agreement, their discussions or any other documents or communications concerning the transactions contemplated hereby unless advised by counsel that such disclosure is required by law (in which case the party so advised will promptly notify the other party). Except as permitted by the preceding sentence, without the prior consent of the Buyer, Seller, including its officers, directors, employees, affiliates or agents, will not discuss the existence or terms of this Agreement, except to their respective legal, financial and accounting advisors who have a need to know such information solely for the purposes of assisting their respective clients with regard to the transactions contemplated hereby.

6.11 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

BUYER:

IBC Funds, LLC

By:
Name:
Title:

SELLERS

[NAME OF HOLDER]

By:
Name:
Title:

Address for Notices:

Wire Transfer Instructions:

[Signature Page to Participation Purchase Agreement]

ACKNOWLEDGEMENT

Cereplast, Inc., a Nevada corporation, acknowledges the foregoing agreement between each of the Sellers and IBC Funds, LLC.

CEREPLAST, INC.

By:
Name: Frederic Scheer
Title: CEO

[Signature Page to Participation Purchase Agreement]

Exhibit A

PARTICIPATION CERTIFICATE

Participation [A]

Date:              , 201

The undersigned Sellers hereby certify that:

(a) Sellers and IBC Funds, LLC (the “Participant”) have entered into a certain Participation Purchase Agreement dated January    , 2013 (the “Participation Purchase Agreement”) the with respect to the sale and purchase of certain interests in certain Notes (as defined in the Participation Agreement) issued by CEREPLAST, INC. (the “Borrower”) in favor of Seller.

(b) Seller has received the purchase price consisting of the sum of $             Dollars ($            ) from Participant in consideration for the Participant’s purchase of $             of the current outstanding principal balance of the Notes (the Participant’s Principal”).

(c) Participant is the owner of an undivided interest in the Notes to the extent of its Participant’s Principal.

(d) This Participation Certificate is issued pursuant to the provisions of the Participation Purchase Agreement to which reference is made for the terms and provisions of Participant’s interest in the Notes and the duties of Seller and rights of Participant. There is no recourse to Seller and no obligation by Seller to repurchase or provide a market in this Participation Certificate. By its acceptance of this Participation Certificate, Participant reaffirms the representations and warranties made by it in the Participation Agreement.

This Participation Certificate may not be transferred, except in connection with an Exchange (as defined in the Participation Purchase Agreement).

SELLERS

[NAME OF HOLDER]

By:
Name:
Title:

Acknowledged and Agreed:
IBC FUNDS, LLC

By:
Name:
Title:

SCHEDULE A

Name of Seller	Principal Amount of Notes held	Principal Amount of Notes sold pursuant to the Participation Purchase Agreement
AQR Diversified Arbitrage Fund	$4,4500,000	$936800
AQR Opportunistic Premium Offshore Fund, L.P.	$350,000	$73,600
CNH Diversified Opportunities Master Account, L.P.	$200,000	$42,200
Pacific Capital Management LLC	$1,000,000	$210,600
Pandora Select Partners, LP	$2,000,000	$421,000
Radcliffe Capital Management, LP	$500,000	$105,200
O’Connor Global Multistrategy	$1,000,000	$210,600

SCHEDULE B

	Portion of Purchase Price
Name of Seller	payable to each seller
AQR DIVERSIFIED	46.84%	$154,572.00
AQR OPPORTUNISTIC	3.68%	$12,144.00
CNH DIVERSIFIED	2.11%	$6,963.00
PACIFIC CAPITAL MANAGEMENT	10.53%	$34,749.00
PANDORA SELECT PARTNERS	21.05%	$69,465.00
RADCLIFFE CAPITAL MANAGEMENT	5.26%	$18,410.00
O’CONNOR GLOBAL MULTI STRATEGY	10.53%	$34,749.00